UNITED STATES
                        SECURITIES & EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20449

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   October 25, 2006
                                                    ----------------


                         Delta Woodside Industries, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                 South Carolina
                          ----------------------------
                          (State of Other Jurisdiction
                                of Incorporation)

       1-10095                                        57-0535180
-----------------------                       ---------------------------------
(Commission File Number)                      (IRS Employer Identification No.)

            700 North Woods Drive, Fountain Inn, South Carolina 29644
            ---------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (864) 255-4100
                                 --------------
                         (Registrant's Telephone Number
                              Including Area Code)

                                 Not Applicable
                      ----------------------------------
                         (Former Name or Former Address,
                          if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As previously disclosed, on October 13, 2006 (the "Petition Date"), Delta Woodside Industries, Inc. ("DWI"), Delta Mills, Inc. ("Delta Mills") and Delta Mills Marketing, Inc. ("Delta Mills Marketing") (collectively referred to as the "Companies" or the "Debtors"), filed voluntary petitions for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

On October 25, 2006, the Bankruptcy Court entered an order authorizing, among other matters, the Companies to make payments under an incentive plan for the Companies' three executive officers and a modified severance plan for the Companies' other salaried employees. As noted below, payments under the incentive plan for the officers will reduce the officers' respective claims for severance and payments under the modified severance plan for the other salaried employees will reduce those employees' respective claims for severance.

The Incentive Plan for the Companies' Three Executive Officers. Under the "Incentive Plan" for the Companies' executive officers, William F. Garrett, the President and Chief Executive Officer, William H. Hardman, Jr., the Executive Vice President, Chief Financial Officer, Treasurer and Secretary, and Donald C. Walker, the Executive Vice President for Operations of the Companies (collectively, the "Executive Employees"), the Companies are authorized to make a maximum aggregate of $444,418 in incentive payments (the "Incentive Plan Payments") to the Executive Employees, with individual maximums of $272,805 for Mr. Garrett, $88,002 for Mr. Hardman and $83,611 for Mr. Walker, subject to the following:

         1. Half of each Executive Employee's Incentive Plan Payment is contingent upon satisfaction of the GMAC Payment Test. The "GMAC Payment Test" will be met if Delta Mills' credit facility lender, GMAC Commercial Finance LLC ("GMAC"), has been paid in full (other than amounts payable with respect to outstanding letters of credit) and on the Applicable Testing Date (as defined below) the Companies' aggregate gross recovery from working capital assets (excluding cash) exceeds the aggregate amount paid after the Petition Date to GMAC. The "Applicable Testing Date" is the first date on which the GMAC Payment Test is met during the period beginning on the date GMAC is so paid in full and ending on April 30, 2007. If the Gross Recovery Test is met, the Companies are authorized to pay this half of the Incentive Plan Payment in weekly installments beginning on the Applicable Testing Date and ending on June 30, 2007.

         2. The other half of each Executive Employee's Incentive Plan Payment is contingent upon satisfaction of both of two Budget Based Tests. The "Budget Based Tests" will be met if (A) at least 90% of the dollar amount of the accounts receivable shown in the budget approved by GMAC on the Petition Date (net of reserves contemplated by the budget) have been collected, and (B) the aggregate net recovery from the sale of inventory and collection of accounts receivable by Delta Mills equals or exceeds 90% of the aggregate amount thereof contemplated by the budget. If both of the Budget Based Tests are met, the Companies are authorized to pay this half of the Incentive Plan Payment in weekly installments over the period beginning on the date both Budget Based Tests are first met and ending on June 30, 2007.

An Executive Employee will not be entitled to an Incentive Plan Payment if he
(A) leaves the Companies' employ prior to the employment termination date designated by the Companies, (B) is terminated with cause by the Companies or
(C) is not otherwise entitled to payments under the Severance Plan for Salaried Employees, as amended and restated effective as of July 1, 2000 (the Severance Plan") and excluding certain provisions.

The Companies are authorized to continue allowing the Executive Employees to take paid vacation and pay, up to an aggregate maximum cap of $50,000, for accrued vacation upon termination, including vacation time that accrued for pre-petition services. The Companies are also authorized to pay Mr. Garrett his accrued but unpaid salary and other compensation as of the Petition Date, including any such amount that exceeded the cap under section 507(a)(4) of the Bankruptcy Code, up to a maximum aggregate cap of $16,400.

The October 25, 2006 order of the Bankruptcy Court further provided that an Executive Employee's general unsecured non-priority claim for severance under the Severance Plan (excluding certain provisions) shall be the excess of the severance amount accrued for that individual under the Severance Plan over any Incentive Plan Payment received by that individual. As of the Petition Date, the amount of severance accrued under the Severance Plan for Mr. Garrett was $401,575, for Mr. Hardman was $129,540 and for Mr. Walker was $123,077.

The Modified Severance Plan for Other Salaried Employees. On October 25, 2006, the Bankruptcy Court also approved a modified severance plan for the full-time salaried employees of the Companies who are not Executive Employees (the "Non-Executive Employees"). Under this plan, the Companies are authorized to make payments to Non-Executive Employees who were employed by the Companies as of the Petition Date up to a maximum aggregate cap of $1,555,582 (the "Aggregate Modified Severance Plan Payment Amount") as follows:

     (i) The Companies are authorized to pay to each Non-Executive Employee a "Modified Severance Plan Payment" equal to 65% of the amount of severance accrued as of the Petition Date for such Non-Executive Employee under the Severance Plan up to an aggregate payment amount for all Non-Executive Employees of $1,488,402.

     (ii)In addition, the Companies are authorized to pay, in their sole discretion, to Non-Executive Employees up to an aggregate additional amount of $67,180 (each such payment, an "Additional Modified Severance Plan Payment").

     (iii) The Companies shall pay a Modified Severance Plan Payment and, as applicable, an Additional Modified Severance Plan Payment to a Non-Executive Employee on a weekly basis over a 12-week period beginning on the later of (A) January 31, 2007 or (B) the date that the Companies designate as such Non-Executive Employee's employment termination date (the "Designated Termination Date").

     (iv) A Non-Executive Employee shall not be entitled to a Modified Severance Plan Payment or an Additional Modified Severance Plan Payment if such Non-Executive Employee (A) leaves the Companies' employ prior to his or her Designated Termination Date, (B) is terminated with cause by the Companies or (C) is not otherwise entitled to payments under the Severance Plan (excluding certain provisions).

The October 25, 2006 order of the Bankruptcy Court further provided that a Non-Executive Employee's general unsecured non-priority claim for severance under the Severance Plan (excluding certain provisions) shall be the excess of the severance amount accrued for that individual under the Severance Plan over any Modified Severance Plan Payment and any Additional Modified Severance Plan Payment received by that individual.

The October 25, 2006 order of the Bankruptcy Court also authorized the Companies to issue both the shares of DWI common stock and the cash portion of amounts due under the 2004 Stock Plan effective September 25, 2003 up to an aggregate maximum cap of $2,800 with regard to the cash portion then due and payable to the Company's employees who have achieved the continued service requirements under the 2004 Stock Plan of DWI.

Item 8.01.  Other Events.

The Bankruptcy Court entered an order on October 13, 2006 approving on an interim basis bidding procedures for a sale or sales of substantially all of Delta Mills' and Delta Mills Marketing's assets and miscellaneous asset sales, including initial bidding procedures, overbidding procedures and auction procedures, and scheduling hearings on approval of these matters and bid protections for a "stalking horse" bidder or bidders. This order required, among other things, that any initial bids must be submitted on or before the initial bidding deadline of 5:00 pm Eastern Standard Time, on October 25, 2006. This deadline has now passed and, although Delta Mills and Delta Mills Marketing received preliminary proposals for the purchase of portions of the assets, they did not receive any bids involving the sale of substantially all of the assets of Delta Mills and Delta Mills Marketing as a going concern (a "Going Concern Sale").

On October 26, 2006, the Boards of Directors of the Companies determined that the speculative possibility that the Companies may be contacted in the future by a potential purchaser for a Going Concern Sale did not justify the substantial losses and decline in value of the Companies' assets that would result from the Companies' continued operation as a going concern, particularly in light of the extensive pre-petition marketing of the Companies' business as a going concern. The Boards further determined that, in their business judgment, due to the foregoing events, subject to Bankruptcy Court approval, it is in the best interests of the Companies, their estates, their creditors and other parties in interest that the Companies' businesses continue to be run out (to finish and sell inventory) and their assets liquidated in an orderly fashion. The Boards authorized, subject to Bankruptcy Court approval, the Companies to continue to seek bids for the purchase of their fixed assets (including, without limitation, real property, plants, machinery, equipment and certain inventory and raw materials to be sold out of the ordinary course of business) from one or more prospective purchasers (including, without limitation, those that previously submitted preliminary proposals) in accordance with such procedures as may be approved by the Bankruptcy Court.

Item 9.01.    Financial Statements and Exhibits.

(d)      Exhibits

10.1 Order of the Bankruptcy Court dated October 25, 2006 authorizing the Debtors (I) to pay (A) employees for accrued vacation upon termination; (B) salary and compensation exceeding the cap under
            Section 507(a)(4) of the Bankruptcy Code to employees; (C) non-executive employees under the modified severance plan; and (D) incentive payments to executive employees and (II) to honor the 2004 stock plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         DELTA WOODSIDE INDUSTRIES, INC.

Date:  October 31, 2006                              By: /s/ W. H. Hardman, Jr.
                                                        -----------------------
                                                     W.H. Hardman, Jr.
                                                     Chief Financial Officer

                                    Exhibits

10.1 Order of the Bankruptcy Court dated October 25, 2006 authorizing the Debtors (I) to pay (A) employees for accrued vacation upon termination;
         (B) salary and compensation exceeding the cap under Section 507(a)(4) of the Bankruptcy Code to employees; (C) non-executive employees under the modified severance plan; and (D) incentive payments to executive employees and (II) to honor the 2004 stock plan.